Exhibit 8.1

December 20, 2022

Decarbonization Plus Acquisition Corporation IV

2744 Sand Hill Road, Suite 100

Menlo Park, California 94025

Re: Exhibit 8.1 Tax Opinion

Ladies and Gentlemen:

We have acted as U.S. counsel for Decarbonization Plus Acquisition Corporation IV, a Cayman Islands exempted company (“DCRD”), in connection with (i) the series of planned transactions (the “Business Combination”) to be undertaken pursuant to the Business Combination Agreement, dated as of September 25, 2022 (as amended and supplemented through the date hereof and including the exhibits thereto, the “Business Combination Agreement”), by and among DCRD, Hammerhead Resources Inc., an Alberta corporation (“Hammerhead”), Hammerhead Energy Inc., an Alberta corporation (“New SPAC”), and 2453729 Alberta ULC, an Alberta unlimited liability corporation (“AmalCo”), and (ii) the preparation of the related registration statement on Form F-4 (File No. 333-267830) initially filed by New SPAC with the Securities and Exchange Commission, including the combined proxy statement/prospectus forming a part thereof (as amended through the date hereof, the “Registration Statement”). In connection with the Registration Statement, you have requested our opinion as to certain U.S. federal income tax matters set forth in the section entitled “Material U.S. Federal Income Tax Considerations for U.S. Holders—The Domestication and SPAC Amalgamation” (the “Domestication and SPAC Amalgamation Tax Disclosure”).

In providing our opinion, we have examined the Business Combination Agreement, the Registration Statement, the Plan of Arrangement attached as an exhibit to the Business Combination Agreement, and such other documents, records, and papers as we have deemed necessary or appropriate to give the opinion set forth herein. Further, in providing our opinion, we have made certain reasonable assumptions (without any independent investigation or review thereof), including that:

(i)

the Business Combination will be consummated in accordance with the provisions of the Business Combination Agreement and the other agreements referred to therein and as described in the Registration Statement (and no covenants or conditions described therein and affecting this opinion will be waived or modified), and the Business Combination will have effect under applicable corporate law as described in the Business Combination Agreement and the other agreements referred to therein;

(ii)

all of the information, facts, statements, representations, covenants, and assumptions set forth in (A) the Business Combination Agreement, the Registration Statement, the other agreements entered into in connection with the Business Combination Agreement and the Registration Statement and other documents referenced therein, the registration statement filed in connection with DCRD’s initial public offering, and DCRD’s other public filings (collectively, the “Documents”), and (B) the officer certificates provided to us by DCRD and Hammerhead (collectively, the “Officer Certificates”) are true, correct, and complete in all respects and will remain true, correct, and complete in all respects at all times up to and including the completion of the Business Combination, and no actions have been taken or will be taken that are inconsistent with the factual statements, descriptions, or representations therein or that will make any such factual statements, descriptions, or representations untrue, incomplete, or incorrect through the consummation of the Business Combination;

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(iii)

any representations and statements made in any of the Documents or the Officer Certificates qualified by knowledge, belief, or materiality (or comparable qualification) are true, complete, and correct in all respects and will continue to be true, complete, and correct in all respects at all times up to and including the completion of the Business Combination, in each case, without such qualification;

(iv)

the Documents represent the entire understanding of the parties with respect to the Business Combination, there are no other written or oral agreements regarding the Business Combination other than the Business Combination Agreement and the other agreements referred to therein, and none of the material terms and conditions thereof have been or will be waived or modified;

(v)

all documents, records, and papers submitted to us as originals (including signatures thereto) are authentic; all documents, records, and papers submitted to us as copies conform to the originals; all relevant documents, records, and papers have been or will be, as applicable, duly executed in the form presented to us; and all parties to such documents, records, and papers had or will have, as applicable, the requisite corporate powers and authority to enter into such documents, records, and papers and to undertake and consummate the Business Combination; and

(vi)	all applicable reporting requirements have been or will be satisfied.

If any of the assumptions described above are untrue for any reason, our opinion may be adversely affected.

Our opinion is based on current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the legislative history to the Code, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service, case law, and such other authorities as we have considered relevant, all as in effect as of the date hereof. Our opinion is limited to U.S. federal income tax law, and we express no opinion on the application of any other law, including non-U.S. law or U.S. state or local law, to any aspect of the Business Combination. The authorities upon which our opinion is based are subject to change or differing interpretations, possibly with retroactive effect. Any change in applicable laws or facts and circumstances surrounding the Business Combination, or any inaccuracy in the statements, facts, assumptions, and representations on which we have relied, may affect the validity of our opinion. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention (or to supplement or revise our opinion to address any such change or inaccuracy) subsequent to the date hereof. No opinion is expressed as to any transactions effected pursuant to the terms of the Business Combination Agreement, other than insofar as such transactions bear on the U.S. federal income tax consequences of the Domestication or SPAC Amalgamation, or as to any matter other than those specifically covered by this opinion. In particular, our opinion is limited to the matters discussed in the Domestication and SPAC Amalgamation Tax Disclosure and does not include any tax consequences not expressly addressed therein. Further, statements contained therein that New SPAC or DCRD “believes,” “expects,” “intends,” or other similar phrases are not legal conclusions and do not constitute our opinion.

Based upon and subject to the foregoing, we confirm that the statements set forth in the Registration Statement under the heading “Material U.S. Federal Income Tax Considerations for U.S. Holders—The Domestication and SPAC Amalgamation,” to the extent that they set forth the material U.S. federal income tax consequences of (i) the Domestication for beneficial owners of DCRD Class A Ordinary Shares and DCRD Warrants (each as defined in the Registration Statement), and (ii) the SPAC Amalgamation for beneficial owners of DCRD Class A Common Shares and DCRD Domesticated Warrants (each as defined in the Registration Statement), except to the extent stated otherwise therein, are our opinion, subject to the assumptions, qualifications, and limitations stated herein and therein.

Our opinion is rendered only to DCRD and is solely for DCRD’s use in connection with the Registration Statement upon the understanding that we are not hereby assuming professional responsibility to any other person whatsoever. We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the

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references therein to us. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Vinson & Elkins LLP

Vinson & Elkins LLP